Exhibit 99.1

FINAL TRANSCRIPT

LOOK - Q2 2008 LookSmart Ltd. Earnings Conference Call

Event Date/Time: Aug. 05. 2008 / 5:00PM ET

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FINAL TRANSCRIPT
Aug. 05. 2008 / 5:00PM, LOOK - Q2 2008 LookSmart Ltd. Earnings Conference Call

CORPORATE PARTICIPANTS

Laura Foster

Integrated Corporate Relations - IR

Ted West

LookSmart Ltd. - President and CEO

CONFERENCE CALL PARTICIPANTS

Brian Gibson

LookSmart Ltd. - Acting CFO

Matt Hewitt

Craig-Hallum Research Company - Analyst

Brian Swift

Security Research Associates - Analyst

PRESENTATION

Operator

Ladies and Gentlemen, thank you for standing by and welcome to the LookSmart Ltd. second quarter fiscal 2008 earnings conference call. (OPERATOR INSTRUCTIONS) This conference is being recorded today, Tuesday, August 5th of 2008. I would now like to turn the conference over to Laura Foster of Integrated Corporate Relations. Please go ahead.

Laura Foster - Integrated Corporate Relations - IR

Thank you. Good afternoon, everyone and thank you for joining us today to discuss LookSmart’s second quarter 2008 results. On the call today from the Company are Ted West, President and Chief Executive Officer and Brian Gibson, acting Chief Financial Officer.

Everyone should have access to the press release that went out today at approximately 1:00 p.m., Pacific Time and 4:00 p.m., Eastern Time today. If you have not received the release, it’s available on the Investor Relations portion of LookSmart’s website.

Before we begin today, we would like to remind everyone of the safe harbor statement under the Private Securities Litigation Reform Act of 1995. The following remarks contain statements that are forward-looking, including statements about our expectations or projections regarding future results and plans for the business. It is important to remember that our actual results may differ materially from our expectations, projections or plans described in the forward-looking statements. A complete list of additional factors that may affect our business, future operating results and financial condition are on the risk factors and other sections of our SEC filings, including our Form 10-K for the year ended December 31st, 2007 and our Form 10-Q for the quarter ended March 31st, 2008.

Please note that also in this presentation, in addition to discussing the GAAP financial results and outlook for the Company, the Company will discuss adjusted EBITDA, the non-GAAP financial measure. An explanation of LookSmart’s use of non-GAAP financial measures in this call and reconciliation between GAAP and non-GAAP measures is included in the press release issued today.

Now with that, I would like to turn the call over to Ted West.

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FINAL TRANSCRIPT
Aug. 05. 2008 / 5:00PM, LOOK - Q2 2008 LookSmart Ltd. Earnings Conference Call

Ted West - LookSmart Ltd.- President and CEO

Thank you, Laura. And good afternoon, everyone. Thank you for joining us today as we review our second quarter 2008 results. We appreciate your time and continued interest in our Company.

I would like to start today’s call with a discussion of the current search advertising market, and in particular, LookSmart’s competitive position within it. With that as context, I will then provide an overview of our second quarter business results, followed by a more detailed discussion of the key drivers of our business performance during the quarter. Brian will review our second quarter financial results in more detail and then I will conclude first with an update on corporate developments and strategic priorities for 2008. And second, with an important organization announcement before we turn the call over to the operator for your questions.

It’s important to understand that LookSmart focuses on and competes in the keyword and contextual search advertising marketplace. According to IDC and Lehman Brothers research this market represents an $11.2 billion market in the U.S. in 2008 and is expected to grow approximately 20% per year for several years to come. In the near term, international search advertising markets including the U.K. and Western Europe, Japan, China and India and Canada and Australia offer additional opportunities for growth as do other emerging search advertising product markets in local classified and mobile search and in the longer term, video search advertising.

Contrary to industry reports on the broader economic slowdown within all U.S. advertising, including on line advertising products such as display, sponsorships and lead generation, we believe that the growth in the search advertising segment where we are focused remains relatively healthy. While certain pockets of economic weakness exist in segments of the search market that are especially sensitive in this economic downturn, such as home real estate, mortgage banking and other financial services, we believe that the broader search advertising industry appears to be holding up remarkably well. In fact, it’s our belief that as the macro economic environment becomes more challenging overall, most advertisers will be more and more likely to seek out and to place their advertising dollars in search marketing channels which deliver qualified customer leads at nominal risk to the advertiser.

Search advertising is simply more effective than traditional and other forms of on line advertising and it is available on a pay per performance basis. As a result, we believe that the last place advertisers are likely to cut back their spending, particularly in an economic downturn is in search advertising.

Of course the results of individual players in the search advertising industry such as LookSmart show key differences in competitive position, market share, revenue growth, paid click volumes, CPC price realization and profitability. It’s no secret that Google leads the U.S. and global keyword search advertising markets, with a share that has been increasing well into the 60% and above range. They have succeed in both establishing the most popular proprietary search engine, measured in user search queries and in serving other smaller search engine such as Ask.com and AOL by monetizing their search queries too. Google has been able to attract the most search advertisers and the most keywords in budget dollars committed to monetize these search queries. As a result, Google is and will quite likely remain a natural monopoly in keyword search advertising, matching the most search queries and the most advertiser keywords to drive the most matches and paid clicks at the highest CPC prices. They have built a powerful business model of scale, growth, price appreciation, margin and competitive defensibility. This reality does not bode well for direct competitors of Google in proprietary search, such as Microsoft and Yahoo. Each of whom continues to experience declines in their search advertising market shares to below 20% in the case of Yahoo and to below 10% for Microsoft. The challenges that these proprietary search engines face in building a base of proprietary search queries and monetizing these queries with anywhere close to the number of advertisers, keywords, budget dollars and CPC realized by Google is daunting. Google’s market power in proprietary keyword search is and will likely continue to be difficult to break for these direct proprietary search engine competitors.

What does this mean for LookSmart? LookSmart plays a different role in keyword search advertising than the proprietary search engines. We are a search advertising network and have such consider our market positioning to be a compliment to Google

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Aug. 05. 2008 / 5:00PM, LOOK - Q2 2008 LookSmart Ltd. Earnings Conference Call

and the other proprietary search engines for both search queries and search advertising spending. As a leading search advertising network, LookSmart aggregates non-proprietary search queries from a variety of search engine sources into a network of appropriate and carefully monitored search queries. According to research from IDC, there are a surprising number of these non-proprietary keyword sources representing a significant and growing share of user navigation on the web, available to be monetized by search advertising networks such as LookSmart.

LookSmart also sells and services keyword search advertising campaigns to direct search advertisers, to their agencies and through several intermediary channels who sell to and serve their own search advertisers using our ad networks. We operate our auction based CPC network to match and fulfill paid clicks at competitive CPC prices. And in every sales channel we enable search advertisers to extend their search advertising campaigns beyond Google and the proprietary search engines and to achieve lower weighted average CPCs to meet their campaign objectives. We estimate from industry research that search advertising networks are now realizing approximately 10% or $1 billion in U.S. search advertising revenues in 2008, with approximately $600 million in ad spending in keyword search advertising networks. This represents for LookSmart a large addressable market and one whose share of total search advertising spending we expect will grow and search advertisers look for complimentary reach in non-proprietary search queries at cost effective CPC price over the next several years. We believe that LookSmart’s role to serve as an open search advertising network comprised of these non-proprietary search queries is needed and valued increasingly by search advertisers and publishers alike. And we believe that the LookSmart keyword search advertising networks will become more and more effective as the result of consolidating their aggregate scale of search queries and keywords fulfilled across our ad setter platform.

Now turning to LookSmart’s second quarter results. As previously announced our second quarter revenues were $17.1 million. We continue to experience solid growth in our search advertising business, ahead of reported industry growth rates as we generated year-over-year revenue growth of 27% in the second quarter from our combined Advertiser Networks and publisher services customers. This result followed 47% year-over-year growth in the first quarter of 2008 over the first quarter of 2007 and represents a 36% year-over-year growth rate comparing the first half of 2008 over the first half of 2007.

Looking at our two product and customer groups, first within our Advertiser Network business we generated revenues of $15.7 million, an increase of 30% year-over-year at a slight decrease of 1% sequentially compared to the first quarter of 2008. In the second quarter we served 193 million paid clicks, an increase of 61% over the second quarter of 2007 and 27% over the first quarter of 2008. Our revenues per click were just over $0.08, down from $0.10 as we broadened our sales channels, expanded existing advertiser keyword programs with more long tail search queries and extended our reach into local search advertising markets.

Our second quarter results within the Advertiser Network were challenged by a significant reduction in ad spend from the first quarter by our largest volume, 22% customer in the first quarter. Specifically this customer, a wholesale intermediary of search advertising queries was itself impacted by a change in traffic acquisition campaigns of its largest customer in the middle of the second quarter, which in turn led to a reduction in campaign revenue back to LookSmart.

Trust me. As we continue to diversify our Advertiser Network customer revenue concentration, we are focused on building stronger and more transparent relationships with our large volume advertisers and increase visibility into their customer relationships in order to proactively manage and mitigate unexpected impacts like this in the future.

Importantly, during the second quarter the Advertiser Network’s team nearly offset the entire $1.9 million in revenue lost from this one customer through the addition of new customers and the improvement in ad budget utilization and match rates with our existing customers. In particular, using the geo targeting capability of the AdCenter platform launched last year, we expanded the reach of our business across the Advertiser Network with international search advertisers based on the U.K., Canada and Australia. These international markets, which in aggregate represent up to one-third the market potential of the U.S. market, accounted for over 14% of LookSmart’s Advertiser Network revenues in the second quarter.

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Aug. 05. 2008 / 5:00PM, LOOK - Q2 2008 LookSmart Ltd. Earnings Conference Call

Within our other product and customer group, Publisher Solutions, we generated revenues of $1.4 million, flat year-over-year and a 22% decline sequentially. The sequential decline in revenue was fully attributable to decreased revenue contribution from Ask Sponsored Listings of ASL, a subsidiary of IC and our largest search advertising network partner. During the quarter Ask.com restructured its search monetization program and the internal organization of ASL. During the ensuing transition, ASL’s search network volume declined and consequently LookSmart’s proportionate revenue share declined. By the end of the second quarter this lost business with ASL had been restored to near previous levels. As you know, we’re under contract to serve ASL through the end of 2009 and we remain firmly committed to our partnership and to working to expand the scope of our relationship and to improving our revenue results and service levels with them.

Elsewhere across Publisher Solutions, LookSmart has modified its business model and now markets managed search networks. In partnership with well recognized market leaders in targeted vertical industries, LookSmart will build and operate private label managed search networks on which we will sell and service search advertisers and publishers directly while controlling and recognizing the search advertising revenues generated with them. In late June, the Publishers Solutions team closed the first of our managed networks with a brand leader in one vertical segment of the entertainment industry. As the network has yet to be launched in September and is to be fully branded in the name of the partner, we’re not in a position to disclose that partner by name here. Other managed networks prospects are being developed across other vertical markets, including health and financial services with each managed service prospect offering material revenue potential on an annual basis once fully operational in the future.

Across our business we now estimate that in the second quarter the LookSmart AdCenter search advertising platform operating our own keyword advertiser network, as well as those networks of our publisher solutions customer including ASL, now serves an estimated 17% of the total paid clicks generated by U.S. search advertising networks, excluding the three largest proprietary search engines. This represents an increase in market share previous reported from an estimated 16% in the first quarter of 2008 and estimated 14% in the fourth quarter of 2007.

As we’ve stated in the past, achieving and sustaining profitability has been a key priority of the LookSmart organization since late 2007. Over the past three quarters we’ve been focused on streamlining our business, rationalizing our cost structure and growing our market share and improving our profitability. We are pleased to have made measurable progress toward achieving profitability in the second quarter.

Gross margins for the quarter decreased to 40% from 42% in the first quarter of 2008 and 46% in the second quarter of 2007. This margin change continued to reflect our deliberate and strategic decision to manage traffic acquisition cost on our advertiser network slightly higher as compared to historical levels in order to improve network search query quality and to increase top line and bottom line contribution and to grow search advertising market share.

As you know, over the past several quarters we have also executed plans to increase operating expense efficiency and to improve revenue productivity. We have rationalized the organization’s overall cost structure starting in the second half of 2007 and now resulting in an annualized and sustained op ex reduction of approximately 15% in 2008. As a result, the second quarter of 2008 marked a significant step forward for the Company toward achievement of full profitability. With attractive year-over-year growth, relatively steady contribution margins and effective management of operating expenses we are reporting a $176,000 net loss for the second quarter. More detail on this from Brian in a moment.

Before I hand the call over to Brian to discuss the financial results, I want to provide a brief update on the status of our consumer assets which include Furl and a recently issued U.S. patent on the [Wise Not Algered Nex Search] technology.

As many of you know, we have been engaged in an asset sale process for Furl since late 2007. While we have held several discussions with web publisher prospects best suited to adopt the Furl application for their consumer web content and community environments, to date we have been unable to reach an asset sale agreement which we believe realizes the value of Furl. Based on the feedback from these prospective buyers we have concluded that social book marking tools face two primary challenges in today’s consumer web market, commoditization of the social book marking feature in consumer web content sites and the

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Aug. 05. 2008 / 5:00PM, LOOK - Q2 2008 LookSmart Ltd. Earnings Conference Call

limits to advertising monetization of social book marking in these sites. As such, we’re executing plans today to improve the value of the Furl asset to a potential buyer, including building on existing professional user traffic, renewing syndicated licensees with clients such as the New York Times and securing new syndicated licensees. At the same time we have concluded that it is financial prudent to take a write down on the book value of the Furl goodwill of approximately $381,000 in the second quarter.

Regarding the Wise Not intellectual property, we sold Wise Not domain name during the second quarter which resulted in a $220,000 gain. We continue to research the Wise Not Algered Nex Search patent, its validity and its impact and to evaluate strategic options for maximizing its value through future licensing and sale. We will certainly keep you posted on our progress as it relates to both the sale of the Furl asset and the realization of value for the Wise Not intellectual property going forward.

So I will now turn the call over to Brian, our acting Chief Financial Officer and principle accounting officer to provide more detail around our second quarter financial results. Brian?

Brian Gibson - LookSmart Ltd.- Acting CFO

Thanks, Ted and good afternoon everyone. Please keep in mind as we discuss our second quarter results, the results for current and prior periods exclude certain consumer assets including those sold or retired during 2007 that were previously included in income from continuing operation and are now reported as discontinued operations.

During the first quarter of 2008 these consumer assets were reclassified as held for sale on our consolidated balance sheet, consistent with our strategy of focusing our business on extending the AdCenter platform under LookSmart’s own advertiser network and through licensing of its technology to publishers to manage their own search advertiser networks.

Total revenue for the second quarter was $17.1 million which represents a 27% increase from $13.5 million in the second quarter of 2007 and a 2% decrease from $17.5 million in the first quarter of 2008. The Advertiser Network revenue was relatively flat with $15.7 million compared to $15.8 million in the first quarter of 2008 and a 22% decrease in our Publisher Solutions revenue to $1.4 million from $1.7 million in the first quarter of 2008.

During the second quarter we continued our focus on expanding the scope and scale of our advertiser network in order to maximize top line revenue and increase gross margin contribution. As such, we made a deliberate operating decision to grow paid clicks while accepting somewhat lower CPC. Paid clicks on our networks were approximately 193 million for the second quarter of 2008, an increase of approximately 27% from 152 million for the first quarter of 2008 and an increase of approximately 61% year-over-year from 120 million as our Ad Networks benefited from ongoing sales, distribution partner and ad network optimization efforts.

Revenue per click or RPC for the second quarter of 2008 decreased to approximately $0.08 from $.10 in the first quarter of 2008 and $0.10 in the second quarter of 2007.

For the second quarter of 2008 gross margins decreased to 40% from 46% in the second quarter of 2007 and 42% in the first quarter of 2008, primarily due to a decreased contribution from the higher margin Publisher Solutions business, higher traffic acquisition costs or TAC and line rental charges on the advertiser network as compared to the prior period. During the second quarter we continued to manage TAC higher in order to drive top line advertising revenues and bottom line profit contribution in the ad network. TAC for the second quarter of 2008 was 62%, an increase from the 58% in the second quarter of 2007 and it remained relatively flat with the results in the first quarter of 2008.

Operating expenses for the second quarter were $7.1 million which includes non cash share based compensation charges of approximately $547,000. this compares to operating expenses of $8.1 million in the second quarter of 2007, which included approximately $600,000 of non cash share based compensation charges and operating expenses of $8 million in the first quarter of 2008 which includes approximately $1 million of non cash share based compensation charges.

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Aug. 05. 2008 / 5:00PM, LOOK - Q2 2008 LookSmart Ltd. Earnings Conference Call

As a percent of revenue, total operating expense excluding share based compensation declined to 38% of revenues or 56% of revenues in the second quarter of 2007 and 40% in the first quarter of 2008. The significant decline in operating expenses on an absolute basis and as a percent of revenue is primarily due to our ongoing operating expense rationalization efforts and restructuring credit in the second quarter which reduced the lease restructuring charge the Company took in 2005.

Loss from continuing operations for the second quarter was approximately $40,000 compared to a loss from continuing operations of $1.3 million in the second quarter of 2007. Net loss which includes discontinued operations was $176,000 for the second quarter of 2008 or $0.01 per share, compared to a net loss in the second quarter of 2007 of $2.1 million or $0.09 per share.

Net income for the second quarter of 2008 includes a gain of approximately $220,000 from the sale of the Wise Not domain name and approximately $135,000 in lease restructuring credit. Net loss in the first quarter of 2008 was $488,000 or $0.02 per share. The EPS amounts are based on $17.1 million, $22.9 million and $17.5 million weighted average shares outstanding in the quarters ended June 30th, 2008, June 30th, 2007 and March 31st, 2008.

On a non-GAAP basis for the second quarter of 2008 adjusted EBITDA from continuing operations or earnings before interest, taxes, depreciation and amortization, excluding stock based compensation and income or loss from discontinued operations was $1 million compared to a loss of $.8 million in the second quarter of 2007. Please note these non-GAAP financial measures are not a substitute for GAAP presentation and an explanation of our use of non-GAAP financial measures and their limitations, along with a reconciliation between GAAP and non-GAAP where appropriate were included in our earnings release.

Now turning to the balance sheet. Total cash, cash equivalents and short term investments was $34.4 million at the end of the second quarter, an increase of $1.6 million from $32.8 million in the first quarter of 2008, primarily reflecting the collection of a $1 million amount previously held in escrow as well as an increase in cash flow from operations.

Cap Ex including capitalization of internally developed software was $.7 million in the second quarter of 2008 compared to $.7 million in the prior year period. Depreciation and amortization was $.08 million in the second quarter of 2008 compared to $.4 million in the second quarter of 2007.

At the end of the second quarter, LookSmart had approximately 17 million shares of common stock outstanding. On February 26th, 2008 the Company announced the authorization of a stock repurchase program pursuant to which up to $5 million of its outstanding common stock may be repurchased through December 31st, 2008. During the first quarter of 2008 LookSmart repurchased approximately 800,000 shares of its common stock at an average price of $3.51 for a total expenditure of approximately $2.8 million. The Company did not repurchase any additional shares of its common stock during the second quarter of 2008. As such, the Company currently has 2.2 million available for share repurchases through the open market at prevailing price or in a privately negotiated transaction under this program.

I would now like to take a moment to remind you of our current policy regarding future earning guidance. While historically in 2007 we had provided revenue and earnings guidance. In the third quarter of 2008 we stopped providing such guidance. We will not be providing guidance in the near future. Given the transitional state of our business, our revolving business model and operating cost structure we do not feel it prudent to give specific revenue or earnings guidance at this time. Rather we will be discussing corporate and strategic initiatives the Company is implementing and thus create long term value and improve our operating performance. And with that, I would like to turn it back over to Ted.

Ted West - LookSmart Ltd. - President and CEO

Thanks, Brian. I will now spend a couple of minutes updating you on our priorities for the remainder of 2008 before opening the call up to take your questions.

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FINAL TRANSCRIPT
Aug. 05. 2008 / 5:00PM, LOOK - Q2 2008 LookSmart Ltd. Earnings Conference Call

Looking ahead to 2008 we are focused on continuing to deliver attractive year-over-year growth in search advertising revenues and to deliver and sustain profitability. The keys to achieving these objectives are as follows.

First we will continue to strive for year-over-year organic growth in terms of both revenue and growth contribution from our Advertiser Network and Publisher Solutions customers. Integral to this objective we will continue to extend our search advertising market share, operating scale and leverage of the AdCenter platform. In our Advertiser Network customer group we will expand the scope of keyword search advertiser budgets and we will continue to selectively expand our international market penetration in the U.K., Australia and Canadian markets. In Publisher Solutions we will continue to grow revenue opportunities with our partner, ASL and to pursue quality publisher clients to service with managed search networks in high value vertical segments such as healthcare services, financial services, technology and other entertainment segments. As well as to provide managed search networks in targeted geographic markets such as the U.K., Australia and Canada.

Second, we are looking to compliment these organic growth strategies in 2008 with selective acquisitions of other high quality keyword search advertising networks and a search optimization technologies to help us improve network performance in yields. Consolidating keyword network scale and enhancing optimization in our network operations, we’ll offer LookSmart the benefits of increased access to search advertising budgets, increased match rates and advertiser click rates and over time, improved CPC price realization from keyword search queries.

Third, in 2008 we will continue to monitor and evaluate new search advertising product markets to leverage the AdCenter platform in the future. Over time we will innovate and diversify LookSmart’s revenues across other high growth search advertising product segments, including contextual search, local classified and mobile search and video search.

And lastly but by no means least, we will continue to employ diligent expense controls and to drive continued improvements in operating leverage and employee productivity throughout 2008. This is the path that we have set for three quarters running and we will stay on that path to delivery sustained profitability in the future.

Now turning to the LookSmart organization I am delighted to announce today that LookSmart has appointed Stephen Markowski as Chief Financial Officer of LookSmart effective August 20th, 2008. Steve is an 18 year veteran of Symantec, a NASDAQ listed company with over $5 billion in annual revenues and the leading provider of software, services and systems to manage, secure, protect, control and store digital information. Steve rose to the executive ranks at Symantec to become the Vice President of Finance and Chief Accounting Officer. During this time he was instrumental in executing and integrating over 40 strategic acquisitions, including most recently [Veratos] to drive Symantec’s corporate development and growth in shareholder value. Steve will play a critical role in leading LookSmart’s financial organization and in maintaining strong financial controls which will be essential to sustaining future profitability. I am quite confident that Steve’s wide ranging financial background and mergers and acquisitions experience will serve the LookSmart organization well.

I also want to take this opportunity to thank Brian Gibson for his diligent service and acting Chief Financial Officer of LookSmart and to welcome his return to the role of Vice President of Finance and Principle Accounting Officer reporting to Steve. Over the past 8 months Brian has partnered with me and the LookSmart executive team and has led his LookSmart finance organization to refocus the business, revitalize our performance and to put us on course to achieve profitability. I’m sure you will join me in thanking Brian and in welcoming Steve to LookSmart.

In closing, we’ve made measurable progress in the first half of 2008. Not only did we grow the business year-over-year and approached profitability, but we’ve done so while building the strategic position of LookSmart within the search advertising marketplace. Looking ahead to the remainder of 2008 we remain committed to our long term strategy and growth prospects for LookSmart’s search advertising business. And we are confident in our ability drive value for our shareholders. We look forward to keeping you posted on our progress.

And with that, I’d like to turn the call over to the Operator to take your questions.

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FINAL TRANSCRIPT
Aug. 05. 2008 / 5:00PM, LOOK - Q2 2008 LookSmart Ltd. Earnings Conference Call

QUESTIONS AND ANSWERS

Operator

Thank you. (OPERATOR INSTRUCTIONS) Our first question is from the line of Eric Martinuzzi with Craig-Hallum. Please go ahead.

Matt Hewitt - Craig-Hallum Research Company - Analyst

Good afternoon, gentlemen. This is Matt Hewitt filling in for Eric. Two quick questions. First of all, can you tell us what about the other concentration you have both on the advertiser and the publisher side? And then a second question, given the pull back here in the stock price, what your appetite is for acquisitions and any other information you can give us on that strategy?

Ted West - LookSmart Ltd. - President and CEO

Sure enough, Matt. Thanks for joining the call. The customer concentration in the Advertiser Network has decreased substantially. Our top customer in the first quarter was 22%. Our top customers in the second quarter were 10% and 12%, I’m sorry. In the Publisher Solutions line of business the concentration remains quite high in our business with ASL.

Matt Hewitt - Craig-Hallum Research Company - Analyst

All right. And on your attitude towards acquisitions as you look in the near future?

Ted West - LookSmart Ltd. - President and CEO

Sure. The strategic rationale for acquisitions in this environment is quite compelling. Obviously given the decline in stock price, our interest and appetite in pursuing those acquisitions is going to be on a cash currency basis. But nevertheless, we feel that’s appropriate to building value and building shareholder returns long term. And we are looking at those prospects.

Ted West - LookSmart Ltd. - President and CEO

Thank you.

Operator

Thank you. (OPERATOR INSTRUCTIONS) And our next question is from the line of Brian Swift with Security Research Associates. Please go ahead.

Brian Swift - Security Research Associates - Analyst

Hi. It seems like during the quarter and listening to [inaudible] you had essentially two things kind of blow up on you. One was the transition that Ask was going on. And but it sounds like at the end of the quarter things were kind of more back to the normal run rate; is that correct?

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Aug. 05. 2008 / 5:00PM, LOOK - Q2 2008 LookSmart Ltd. Earnings Conference Call

Ted West - LookSmart Ltd. - President and CEO

Getting back to the historic run rate, Brian.

Brian Swift - Security Research Associates - Analyst

Right. And what was that number for that area in Q1?

Ted West - LookSmart Ltd. - President and CEO

I’m sorry?

Brian Swift - Security Research Associates - Analyst

What was the revenue contribution from that area in Q1? I didn’t hear it right.

Ted West - LookSmart Ltd. - President and CEO

The Q1 revenues from Publisher Solutions —

Brian Gibson - LookSmart Ltd. - Acting CFO

Was $1.7 million.

Ted West - LookSmart Ltd. - President and CEO

Was $1.7 million. That ran $1.4 million in the second quarter. And that is predominantly originated in our partnership with ASL in both quarters.

Brian Swift - Security Research Associates - Analyst

And then in the network side, it sounded like you were pretty flat with Q1, in spite of that one big customer going away?

Ted West - LookSmart Ltd. - President and CEO

Yes. That big customer did not go away entirely, but a good portion of its business did go away. And the accomplishment on the Ad Network side is that we did almost replace the lost revenues from that single incident with other business, with new customers and additional business with existing customers. We came in at $15.7 million the second quarter. We had a $15.8 million the first quarter with the difference in of a big portion of that major customer’s business.

Brian Swift - Security Research Associates - Analyst

So barring somebody else going away, you should be kind of back on track as far as this Q3 is concerned? I mean, I know you’re not making any forecasts but I didn’t recall you giving a revenue forecast at the end of the second quarter.

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FINAL TRANSCRIPT
Aug. 05. 2008 / 5:00PM, LOOK - Q2 2008 LookSmart Ltd. Earnings Conference Call

Ted West - LookSmart Ltd. - President and CEO

We’re not going to give a forecast for the third quarter here, Brian, as you know. But I think the good news coming out of the second quarter is that we were able to reach a broader base of customers. We were able to diversify the revenues from that broader base of customers and that puts us in a better position to absorb any single point body blows as we did in the second quarter with that major customer from the first quarter. But the healthier network overall, with that diversity of customer base, with the additional business that we’ve been able to attract from the international segment which is very promising to us, I think we’re in a better position as we move into the third quarter.

Brian Swift - Security Research Associates - Analyst

And so you have picked up another customer, this entertainment company that you referred to. What’s the potential there versus the approximately $1.4 million a quarter you’re doing in —

Ted West - LookSmart Ltd. - President and CEO

I don’t want to project the revenue potential in that relationship. What I would like to do though is to say in these managed search network client relationships what we are undertaking is to build an entire vertical search advertising network in partnership with our client. And when I say build it’s not only deploying our AdCenter as we’ve done traditionally with publishers such ASL, but to also deploy our sales and service and network optimization teams to help build the revenues on those network. The advantage in this model, vice vie what we’ve experienced in other publisher relationships in many cases is that we will control our destiny. We will build the teams to approach the advertisers and publishers within that vertical. We will use the resources and the marketing and brand leverage of our partner to help access those customers within that vertical and we will build their business with their brand and marketing support, but controlling the overall performance of the network. I think it’s fair to say that in many cases our publisher license installations of the AdCenter have struggled where we have not had the opportunity to, if you will, control our own destiny by putting in place revenue generation and servicing capabilities to support the AdCenter.

That’s the major shift in the model for us.

Brian Swift - Security Research Associates - Analyst

Okay. So suffice to say you expect that area is going to start showing some growth?

Ted West - LookSmart Ltd. - President and CEO

Yes. I think —

Brian Swift - Security Research Associates - Analyst

It’s been somewhat flat.

Ted West - LookSmart Ltd. - President and CEO

the first incident here in the entertainment industry is in the process of launching. We are scheduled to launch, formally market launch in September. I think we could start to see an impact on results in the fourth quarter.

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FINAL TRANSCRIPT
Aug. 05. 2008 / 5:00PM, LOOK - Q2 2008 LookSmart Ltd. Earnings Conference Call

Brian Swift - Security Research Associates - Analyst

And how about a pipeline of other of these managed networks? How do you feel about that? How is that building?

Ted West - LookSmart Ltd. - President and CEO

Frankly, it’s still a relatively young pipeline. We’ve introduced this concept only in the last quarter. We’re focusing on the vertical segments I listed in the call and in the remarks in health services, financial services, technology and another entertainment category. At this point those are early stage discussions. But I will say that the value proposition here is creating a new opportunity for our partners to extend their brands and their brand leverage in their vertical market segments and create revenue opportunities not only for those partners, but those advertisers and publishers within their vertical category. It is a more compelling value proposition I think than what we’ve carried to market before.

Brian Swift - Security Research Associates - Analyst

Okay. And lastly, over the last couple of quarters you’ve had a lot of activity going on between, well publicized stuff between Microsoft and Yahoo and Google and Yahoo and whatever. Have you seen any impact in your business in terms of trying to pursue opportunities, whatever that may have been impacted over there in that regard? Or how do you see yourself going forward?

Ted West - LookSmart Ltd. - President and CEO

Sure. I think at the top of these remarks I wanted to begin to create a sense that we’re defining our destiny in search advertiser networks. And we’re defining that destiny working with what I’ll call nonproprietary search queries and search advertisers. In that non proprietary search query segment, we’re not looking to compete with or replace or grab search queries from Google and Microsoft and Yahoo. Instead we’re compiling or aggregating queries from a variety of other sources and creating a complimentary search advertising buy opportunity for search advertisers. So given that position in a segment of the search advertising business, what happens with Google, Microsoft and Yahoo, frankly does not impact our prospects that directly or that strongly. I can say anecdotally that we’re seeing increasing interest from search advertisers who are signing up or spending money in search advertising campaigns and trying to spread campaign dollars around, perhaps and I can only speculate their consideration about the combination or the structural changes amongst the big three players We’ve seen some of that interest anecdotally. But our variety of proposition comes from offering a quality network, a quality search advertising network at a competitive CPC and offering the service levels to help advertisers manage their campaigns. That’s our own game and it’s our game to get better at and to grow our relative share with.

Brian Swift - Security Research Associates - Analyst

All right. Thank you.

Ted West - LookSmart Ltd. - President and CEO

thank you very much, Brian.

Operator

Thank you and there are no further questions at this time. I would like to turn the call back to Ted West for any closing remarks.

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FINAL TRANSCRIPT
Aug. 05. 2008 / 5:00PM, LOOK - Q2 2008 LookSmart Ltd. Earnings Conference Call

Ted West - LookSmart Ltd. - President and CEO

I just want to thank those who participated in the call for your attention and your time. And we’re certainly available to answer your follow-up questions. So thank you very much.

Operator

Thank you. Ladies and Gentlemen, this does conclude the LookSmart Ltd. second quarter fiscal 2008 earnings conference call. Thank you for your participation. You may now disconnect.

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